--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          AMENDMENT NO. 2 TO FORM 8-KA

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 27, 1999

--------------------------------------------------------------------------------

                              WESTECH CAPITAL CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         NEW YORK                   33-37534-NY              13-3577716
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)

          1250 Capital of Texas Highway, Suite 500, Austin, Texas 78746
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (512) 306-8222

The purpose of this amendment to the Registrant's Current Report on Form 8-K, dated August 27, 1999, is to amend Item 7 for the inclusion of (a) Financial Statements of business acquired and (b) the pro forma financial information.

ITEM 7.           Financial Statements and Exhibits

                          INDEX TO FINANCIAL STATEMENTS


                                                                                           Page

TEJAS SECURITIES GROUP, INC.
FINANCIAL STATEMENTS:
     Independent Auditors' Report.......................................................   F-1
     Statements of Financial Condition..................................................   F-2
     Statements of Operations...........................................................   F-3
     Statements of Stockholders' Equity.................................................   F-4
     Statements of Cash Flows...........................................................   F-5
     Notes to Financial Statements......................................................   F-6
INTERIM FINANCIAL STATEMENTS:
     Statements of Financial Condition as of December 31, 1998
         and June 30, 1999 (Unaudited)..................................................   F-14
     Statements of Operations for the Six Months Ended June 30, 1999
         and 1998 (unaudited)...........................................................   F-15
     Statements of Stockholders' Equity for the Six Months Ended
         June 30, 1999 and 1998 (unaudited).............................................   F-16
     Statements of Cash Flows for the Six Months Ended June 30, 1999
         and 1998 (unaudited)...........................................................   F-17
     Notes to Unaudited Financial Statements............................................   F-18
PRO FORMA FINANCIAL STATEMENTS:
     Unaudited Pro Forma Combined Financial Information.................................   F-20
     Pro Forma Combined Statement of Financial Condition as of December
         31, 1998 (unaudited)...........................................................   F-21
     Pro Forma Combined Statement of Operations for the Year Ended December 31, 1998
         (unaudited)....................................................................   F-22
     Pro Forma Combined Statement of Financial Condition as of June 30, 1999
         (unaudited)....................................................................   F-23
     Pro Forma Combined Statement of Operations for the Six Months Ended
         June 30, 1999 (unaudited)......................................................   F-24
     Notes to Unaudited Pro Forma Combined Financial Information........................   F-25

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Tejas Securities Group, Inc:

We have audited the accompanying statements of financial condition of Tejas Securities Group, Inc. (the "Corporation") as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tejas Securities Group, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                        /S/ KPMG LLP



Austin, Texas
February 12, 1999

                          TEJAS SECURITIES GROUP, INC.

                        Statements of Financial Condition

                           December 31, 1998 and 1997


                                                                       1998                1997
                                                                   ------------        ------------

                       ASSETS

Cash and cash equivalents                                          $    201,312             170,474
Receivable from clearing brokers, partially restricted                1,468,424             825,707
Securities owned                                                      1,539,424             634,419
Furniture and equipment, net                                            209,431              59,057
Deferred tax assets                                                     178,500                --
Other assets                                                            345,136             284,921
                                                                   ------------        ------------

         Total assets                                              $  3,942,227           1,974,578
                                                                   ============        ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses and other liabilities           $    577,736             141,330
Subordinated debt                                                       500,000                --
Payable to clearing organization                                      1,459,678             608,848
                                                                   ------------        ------------
          Total liabilities                                           2,537,414             750,178
                                                                   ------------        ------------

Stockholders' equity:
    Preferred stock, no par value, convertible
       1,000,000 shares authorized in 1998; none issued
       and outstanding                                                     --                  --
    Common stock, no par value
       10,000,000 shares authorized; 4,679,152 and
        3,858,887 shares issued and outstanding in 1998
       and 1997, respectively                                         1,473,071             946,878
    Subscriptions receivable                                            (96,263)           (100,000)
    Treasury stock, at cost, 141,113 shares in 1997                        --               (47,805)
    Retained earnings                                                    28,005             425,327
                                                                   ------------        ------------
          Total stockholders' equity                                  1,404,813           1,224,400
                                                                   ------------        ------------

Commitments and contingencies

         Total liabilities and stockholders' equity                $  3,942,227           1,974,578
                                                                   ============        ============


See accompanying notes to financial statements.

                  TEJAS SECURITIES GROUP, INC.

                    Statements of Operations

      For the Years Ended December 31, 1998, 1997 and 1996


                                                          1998              1997             1996
                                                      ------------      ------------     ------------
Revenue:
    Commissions                                       $  7,932,780         4,810,520        3,648,255
    Underwriting and investment banking income           2,584,770           752,554             --
    Net dealer inventory and investment income            (299,166)          924,587          567,537
    Other income                                            23,530             9,248           41,720
                                                      ------------      ------------     ------------
          Total revenue                                 10,241,914         6,496,909        4,257,512
                                                      ------------      ------------     ------------

Expenses:
    Commissions                                          5,921,426         3,165,701        1,797,637
    Other employee compensation and benefits             2,085,937         1,293,719        1,651,063
    General and administrative                           2,795,773         1,544,446        1,015,567
                                                      ------------      ------------     ------------
          Total expenses                                10,803,136         6,003,866        4,464,267
                                                      ------------      ------------     ------------

Income (loss) before income tax expense (benefit)         (561,222)          493,043         (206,755)

Income tax expense (benefit):
    Federal:
       Current                                                --                --               --
       Deferred                                           (178,500)             --               --
    State                                                   14,600            19,008             --
                                                      ------------      ------------     ------------
                                                          (163,900)           19,008             --
                                                      ------------      ------------     ------------

          Net income (loss)                           $   (397,322)          474,035         (206,755)
                                                      ============      ============     ============

Pro forma earnings (loss) per share (note 11):

    Basic earnings (loss) per share:
    Net income (loss)                                 $      (0.04)             0.04            (0.03)
                                                      ============      ============     ============

    Weighted average shares outstanding                  9,435,429         8,416,728        5,189,072
                                                      ============      ============     ============

    Diluted earnings (loss) per share:
    Net income (loss)                                 $      (0.04)             0.04            (0.03)
                                                      ============      ============     ============

    Weighted average shares outstanding                  9,435,429         8,416,728        5,189,072
                                                      ============      ============     ============


See accompanying notes to financial statements.

                          TEJAS SECURITIES GROUP, INC.

                       Statements of Stockholders' Equity

              For the Years Ended December 31, 1998, 1997 and 1996


                                                 COMMON     SUBSCRIPTIONS    TREASURY    RETAINED
                                  SHARES         STOCK       RECEIVABLE       STOCK      EARNINGS       TOTAL
                                ----------     ----------   -------------   ----------  ----------    ----------
Balance at December 31, 1995     1,987,096     $  549,760          --         (133,240)    291,195       707,715

Stock issuances                  1,103,467        171,424          --             --          --         171,424

Treasury stock sales               909,437         21,336          --          133,240        --         154,576

Stockholder contributions             --          122,491          --             --          --         122,491

Stockholder distributions             --             --            --             --       (49,602)      (49,602)

Net loss                              --             --            --             --      (206,755)     (206,755)
                                ----------     ----------    ----------     ----------  ----------    ----------

Balance at December 31, 1996     4,000,000        865,011          --             --        34,838       899,849

Treasury stock purchases          (540,686)          --            --         (183,166)       --        (183,166)

Treasury stock sales               399,573         81,867      (100,000)       135,361        --         117,228

Stockholder distributions             --             --            --             --       (83,546)      (83,546)

Net income                            --             --            --             --       474,035       474,035
                                ----------     ----------    ----------     ----------  ----------    ----------

Balance at December 31, 1997     3,858,887        946,878      (100,000)       (47,805)    425,327     1,224,400

Stock issuances                    679,152        475,405          --             --          --         475,405

Treasury stock sales               141,113         50,788          --           47,805        --          98,593

Subscription collected                --             --           3,737           --          --           3,737

Net loss                              --             --            --             --      (397,322)     (397,322)
                                ----------     ----------    ----------     ----------  ----------    ----------
Balance at December 31, 1998     4,679,152     $1,473,071       (96,263)          --        28,005     1,404,813
                                ==========     ==========    ==========     ==========  ==========    ==========


See accompanying notes to financial statements.

                          TEJAS SECURITIES GROUP, INC.

                            Statements of Cash Flows

              For the Years Ended December 31, 1998, 1997 and 1996


                                                                       1998              1997              1996
                                                                   ------------      ------------      ------------
Cash flows from operating activities:
    Net income (loss)                                              $   (397,322)          474,035          (206,755)
    Adjustments to reconcile net income (loss) to net cash
       used by operating activities:
       Deferred tax benefit                                            (178,500)             --                --
       Depreciation expense                                              38,110            39,834            30,783
       Increase in receivable from clearing brokers                    (642,717)         (374,350)         (116,176)
       Decrease (increase) in other assets                             (126,324)           (2,980)            3,803
       Decrease (increase) in  receivables from employees
          and shareholders                                              135,949          (262,448)          150,000
       Decrease (increase) in other receivables                         (69,840)           85,510           (85,510)
       Decrease (increase) in trading account securities               (905,005)          317,673          (952,092)
       Increase (decrease) in accounts payable, accrued
          expenses and other liabilities                                436,406           102,850            (6,383)
       Increase (decrease) in payable to clearing organization          850,830          (398,666)        1,007,514
                                                                   ------------      ------------      ------------
          Net cash used by operating activities                        (858,413)          (18,542)         (174,816)
                                                                   ------------      ------------      ------------

Cash flows from investing activities:
    Proceeds from sale of furniture and equipment                          --             204,268              --
    Purchase of furniture and equipment                                (188,484)         (140,933)          (82,477)
                                                                   ------------      ------------      ------------
          Net cash provided (used) by investing activities             (188,484)           63,335           (82,477)
                                                                   ------------      ------------      ------------

Cash flows from financing activities:
    Proceeds from issuance of notes payable
       and subordinated debt                                          1,000,000           250,000              --
    Principal payments on notes payable                                (500,000)         (433,166)             --
    Sale of treasury stock                                               98,593           117,228           154,576
    Stockholder distributions paid                                         --             (83,546)          (49,602)
    Stockholder contributions                                              --                --             122,491
    Subscription collected                                                3,737              --                --
    Proceeds from stock issuances                                       475,405              --             171,424
                                                                   ------------      ------------      ------------
          Net cash provided (used) by financing activities            1,077,735          (149,484)          398,889
                                                                   ------------      ------------      ------------

          Net increase (decrease) in cash and cash equivalents           30,838          (104,691)          141,596

Cash and cash equivalents at beginning of year                          170,474           275,165           133,569
                                                                   ------------      ------------      ------------

Cash and cash equivalents at end of year                           $    201,312           170,474           275,165
                                                                   ============      ============      ============

Supplemental disclosures:
    Interest paid                                                  $     65,427            97,219            12,946
    Taxes paid                                                     $     23,738            22,829             1,518

In 1997, the Corporation assumed $183,166 of stockholder obligations in return for 540,686 shares of its common stock.

In 1997, the Corporation issued 100,000 shares of common stock in exchange for a $100,000 note receivable.

See accompanying notes to financial statements.

                          TEJAS SECURITIES GROUP, INC.

                          Notes to Financial Statements

--------------------------------------------------------------------------------


(1)    ORGANIZATION AND BASIS OF PRESENTATION

       Tejas Securities Group, Inc. (the Corporation) was incorporated on March 2, 1994 under the laws of the State of Texas. The Corporation is registered as a broker and dealer in securities with the National Association of Securities Dealers, Inc. and clears its transactions on a fully disclosed basis through Schroder & Co., Inc. The Corporation maintains offices in Austin, Texas; New York, New York and Atlanta, Georgia.

       Effective May 1, 1998 the Corporation increased authorized shares of common stock to 10,000,000 shares and authorized 1,000,000 shares of convertible preferred stock. Also, effective May 1, 1998, the Corporation declared a stock split. Owners of the 21,543 shares issued and outstanding as of May 1, 1998 received new shares equal to their current ownership percentages, resulting in 4,000,000 shares of common stock issued as a result of the stock split. The effects of the stock split have been given retroactive effect in the accompanying financial statements.

       The 1,000,000 convertible preferred shares may be issued from time to time and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges and the qualifications, limitations, and restrictions as determined by the Board.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       SECURITIES TRANSACTIONS

       Securities transactions and the related commission revenue and expense are recorded on a trade date basis.

       The Corporation does not carry or clear customer accounts, and all customer transactions are executed and cleared with other brokers on a fully disclosed basis. These brokers have agreed to maintain such records of the transaction effected and cleared in the customers' accounts as are customarily made and kept by a clearing broker pursuant to the requirements of Rules 17a-3 and 17a-4 of the Securities and Exchange Commission, and to perform all services customarily incident thereto.

       INVESTMENT BANKING

       Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which the Corporation acts as an underwriter or agent. Investment banking revenues also include fees earned from providing merger-and-acquisition and advisory services. Investment banking management fees are recorded on offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

       SECURITIES OWNED

       Long and short positions in securities are reported at market value. The difference between cost and market has been included in net dealer inventory and investment income. These investments are subject to the risk of failure of the issuer and the risk of changes in market value based on the ability to trade such securities on the open market.

                          TEJAS SECURITIES GROUP, INC.

                          Notes to Financial Statements

--------------------------------------------------------------------------------

       FURNITURE AND EQUIPMENT

       Furniture and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets.

       REPURCHASE AND RESALE AGREEMENTS

       Repurchase and resale agreements are treated as financing transactions and are carried at the amounts at which the securities will be subsequently reacquired or resold as specified in the respective agreements. There were no repurchase or resale agreements outstanding at December 31, 1998, 1997 and 1996.

       FEDERAL INCOME TAXES

       Effective January 1, 1998, the Corporation elected to be taxed as a C Corporation under the provisions of the Internal Revenue Code.

       For the year ended December 31, 1998, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no significant deferred tax asset or deferred tax liabilities as of January 1, 1998.

       Prior to January 1, 1998, the Corporation elected to be taxed as an S corporation under the provisions of Subchapter S of the Internal Revenue Code. As a result, all Federal income tax expense and liability was paid by the shareholders of the Corporation for the years ended December 31, 1997 and 1996, respectively. The amounts included as income tax expense in the accompanying statement of operations for the year ended December 31, 1997 is a result of the income component of the Texas franchise tax which is computed at approximately 4.5% of income before income taxes.

       ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       STOCK-BASED COMPENSATION

       The Corporation measures compensation expense for options granted using the intrinsic value method. The Corporation provides pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value method had been applied.

                          TEJAS SECURITIES GROUP, INC.

                          Notes to Financial Statements

--------------------------------------------------------------------------------

 (3)   NET CAPITAL REQUIREMENTS

       The Corporation, as a registered fully licensed broker and dealer in securities, is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1). Under this rule, the Corporation is required to maintain a minimum "net capital" to satisfy rule 15c3-1. The minimum "net capital" requirement for the Corporation was $100,000 for the years ended December 31, 1998, 1997 and 1996, respectively. "Net capital" at December 31, 1998 aggregated $842,544. "Net capital" at December 31, 1997 aggregated $703,302. "Net capital" at December 31, 1996 aggregated $385,677.

(4)    LEASE COMMITMENTS

       The Corporation leases its office facilities and certain office equipment under operating leases. The future minimum payments due under these operating leases as of December 31, 1998 are as follows:

             1999                                              $   743,970
             2000                                                  581,851
             2001                                                  398,763
             2002                                                  366,354
             2003                                                  256,347
             Thereafter                                            132,523
                                                               -----------
                                                               $ 2,479,808
                                                               ===========

       Rent expense amounted to approximately $515,000, $265,000 and $92,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

       On September 30, 1997, the Corporation entered into a sale-leaseback transaction with a related party, whereby the Corporation sold furniture and fixtures for their book value of approximately $204,000. As part of this transaction, the Corporation agreed to lease the furniture and fixtures commencing on October 1, 1998 through September 30, 2000. Payments of $6,373 per month are due under the lease agreement and are included in the above schedule.

 (5)   PROFIT SHARING AND STOCK OPTION PLANS

       PROFIT SHARING PLAN

       In January 1997, the Corporation instituted a profit sharing plan under section 401(k) of the Internal Revenue Code. The plan allows all employees who are over 21 years old to defer a predetermined portion of their compensation for federal income tax purposes. Contributions by the Corporation are discretionary. For the years ended December 31, 1998 and 1997, the Corporation made approximately $84,000 and $7,000, respectively, of contributions to the plan.

       STOCK OPTIONS

       The Corporation grants options to employees for its common stock. As provided by Financial Accounting Standards Board Statement No. 123, the Corporation elected to continue to apply APB Opinion No. 25 and related interpretations in accounting for its stock option plans.

                          TEJAS SECURITIES GROUP, INC.

                          Notes to Financial Statements

--------------------------------------------------------------------------------

       During 1995, options for up to 2 percent of total shares issued and outstanding were granted for employees who met certain requirements for two years. In addition, employees who met certain other requirements for two years could purchase up to 5 percent of the total shares issued and outstanding. One employee exercised the options in 1997, and purchased 3 percent of the total shares issued and outstanding. No compensation cost was recognized for the options granted.

       During 1996, two employees were granted options, vesting in 1997, to purchase up to 2 percent and 1 percent of total shares issued and outstanding. The option for 1 percent was exercised in 1997 and resulted in the purchase of 40,000 shares. The other option was revoked by the employee upon delivery of stock by a shareholder. No compensation cost was recognized for the options granted.

       During 1997, three employees were granted options, vesting in 1997, to purchase up to 5 percent, 2.5 percent and 1 percent, respectively, of the total shares issued and outstanding on the grant date. Two of the options were fully exercised during 1997, resulting in the purchase of 140,000 shares. For the remaining option, one-half of the 5 percent option (or
       2.5 percent) was exercised resulting in the purchase of 100,000 shares. The remaining options total 100,000 shares at a price of $0.50 per share and expires in September 1999. No compensation cost was recognized for the options granted. During 1998, no options were exercised, and no new options were granted.

       Had the Corporation recorded compensation expense related to these options under the fair value method, compensation expense would have increased by approximately $8,000 and $4,000 for the years ended December 31, 1997 and 1996, respectively. Compensation expense was estimated in accordance with the provisions of Financial Accounting Standards Board Statement No. 123, using a 7.25 percent risk-free rate and an expected dividend of 8 percent per year. The compensation expense for each option grant was individually calculated.

       A summary of the Corporation's stock option and warrant activity, and related information for the years ended December 31, follows:

                                                1998                         1997                        1996
                                                ----                         ----                        ----
                                                      Weighted                     Weighted                    Weighted
                                                      Average                      Average                     Average
                                                      Exercise                     Exercise                    Exercise
                                        Options        Price         Options        Price        Options        Price
                                        -------       --------      ---------      --------      -------       --------
       Outstanding - beginning
       of year                          100,000         $0.50        120,000         $0.10       120,000         $0.10
       Granted                                0         $0.00        459,946         $0.56             0         $0.00
       Exercised                              0         $0.00       (360,000)        $0.49             0         $0.00
       Forfeited                              0         $0.00       (119,946)        $0.36             0         $0.00
       Outstanding - end of year        100,000         $0.50        100,000         $0.50       120,000         $0.10

       Exercisable - end of year        100,000         $0.50        100,000         $0.50       120,000         $0.10

                          TEJAS SECURITIES GROUP, INC.

                          Notes to Financial Statements

--------------------------------------------------------------------------------

                                                1998                         1997                        1996
                                                ----                         ----                        ----
                                                      Weighted                     Weighted                    Weighted
                                                      Average                      Average                     Average
                                                      Exercise                     Exercise                    Exercise
                                        Warrants       Price        Warrants        Price        Warrants       Price
                                        --------      --------      ---------      --------      --------      --------
       Outstanding - beginning
       of year                                0         $0.00              0         $0.00             0         $0.00
       Granted                          112,500         $2.65              0         $0.00             0         $0.00
       Outstanding - end of year        112,500         $2.65              0         $0.00             0         $0.00

       Exercisable - end of year        112,500         $2.65              0         $0.00             0         $0.00

 (6)   OFF STATEMENT of FINANCIAL CONDITION RISK

       The Corporation is responsible to its clearing broker for payment of all transactions executed both on its behalf and on behalf of its customers. Therefore, the Corporation is exposed to off statement of financial condition risk in the event a customer cannot fulfill its commitment and the clearing broker must purchase or sell a financial instrument at prevailing market prices. The Corporation and its clearing broker seek to control risk associated with customer transactions through daily monitoring to assure margin collateral is maintained under regulatory and internal guidelines.

       The Corporation's due from clearing brokers represents amounts on deposit with Schroder & Co., Inc. The Corporation is exposed should Schroder & Co., Inc. be unable to fulfill its obligations for securities transactions. Schroder & Co., Inc. requires the Corporation to maintain $100,000 in its account at all times.

       The Corporation deposits its cash with financial institutions. Periodically such balances exceed applicable FDIC insurance limits.

       The Corporation had revenues from two accounts which exceeded 10% of total revenue during 1996. The Corporation had revenues from three accounts which exceeded 10% percent of total revenue during 1997. No individual account exceeded 10% percent of total revenue in 1998.

                          TEJAS SECURITIES GROUP, INC.

                          Notes to Financial Statements

--------------------------------------------------------------------------------

 (7)   SUBORDINATED DEBT

       The Corporation has $500,000 in debt subordinated to claims of general creditors as of December 31, 1998. The subordinated debt is due November 1, 2001 and bears interest at 11.5 percent. Interest is paid monthly. As a condition of the loan agreement, the Corporation issued to the lender warrants to purchase 112,500 shares of common capital stock of the Corporation, exercisable at a price of $2.65 per share of common stock. The warrants expire on November 12, 2003. As of December 31, 1998, none of the warrants had been exercised.

       The subordinated borrowings are available in computing net capital under the SEC's uniform net capital rule. To the extent that such borrowings are required for the Corporation's continued compliance with minimum net capital requirements, they may not be repaid. It is the Corporation's intention not to renew the secured demand note collateralizing agreements due on November 1, 2001.

(8)    RECEIVABLE FROM EMPLOYEE AND STOCKHOLDER

       A $300,000 advance was made during 1995 as an incentive for an employee accepting a position with the Corporation. Under the terms of the agreement, the advance was forgiven if the employee was still employed with the Corporation on certain trigger dates. During 1995, $150,000 of the note receivable was forgiven and included in other employee compensation and benefits in the accompanying statements of operations. The remainder of the receivable was forgiven and expensed during 1996.

       The Corporation makes advances to certain employees in months when their commission payout does not meet a predetermined amount. As of December 31, 1998, approximately $126,500 had been advanced to employees under this agreement. As of December 31, 1997 approximately $44,000 had been advanced to employees and $219,000 to the Corporation's Chairman of the Board under this agreement. These receivables are to be repaid through reductions of future commissions.

       During 1998, the Corporation forgave approximately $135,000 in advances receivable from its Chairman of the Board and approximately $163,000 in advances receivable from employees. The amounts forgiven are included in commission expense in the accompanying financial statements.

       The Corporation received a $100,000 note from an employee in consideration for the issuance of common stock. The note bears no interest and is due and payable on December 31, 1999. This amount has been recorded as stock subscriptions receivable in the accompanying financial statements. During 1998, the Corporation collected $3,737 of the subscriptions receivable, resulting in a balance of $96,263 in subscriptions receivable as of December 31, 1998.

(9)   INCOME TAX

       Income tax benefit for the year ended December 31, 1998 differs from the amount computed by applying the U.S. Federal income tax rate of 34 percent to pretax loss as a result of the following:

       Computed "expected" benefit                           $ 190,815

       Meals and entertainment                                 (34,325)
       State Franchise tax                                     (14,600)
       Other                                                    22,010
                                                             ---------
                                                             $ 163,900
                                                             =========

                          TEJAS SECURITIES GROUP, INC.

                          Notes to Financial Statements

--------------------------------------------------------------------------------

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 are as follows:

       Deferred tax assets:

       Net operating loss carryforwards                  $ 145,700
       Other                                                32,800
                                                         ---------
       Gross deferred tax assets                           178,500
       Valuation allowance                                    --
                                                         ---------
      Net deferred tax asset                             $ 178,500
                                                         =========

       There were no significant deferred tax liabilities at December 31, 1998.

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Corporation will realize the benefits of these deductible differences net of the existing valuation allowances at December 31, 1998.

       At December 31, 1998, the Corporation has net operating loss carryforwards for Federal income tax purposes of approximately $381,000 which are available to offset future Federal taxable income, if any, through 2018. Additionally, the Corporation has state net operating loss carryforwards available.

(10)   CONTINGENCIES AND COMMITMENTS

       The Corporation is involved in various claims and legal actions that have arisen in the ordinary course of business. It is management's opinion that liabilities, if any, arising from these actions would not have a significant adverse effect on the financial condition and results of operations of the Corporation.

(11)   EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

       On August 27, 1999, pursuant to an Agreement and Plan of Merger, by and among the Corporation, Tejas Securities Group Holding Company, a Texas Corporation ("Tejas Holding"), Westech Capital Corp., a New York corporation ("Westech"), and Westech Merger Sub, Inc., a Delaware corporation ("Merger Sub"), the Corporation acquired Westech through a reverse merger ( the "Merger") of Tejas Holding and Merger Sub. Tejas Holding and Merger Sub were established for the sole purpose of affecting this transaction. As a result of the Merger, Tejas Holding became a wholly owned subsidiary of Westech. Tejas Holding is the holder of approximately 83% of the outstanding common stock issued by the Corporation.

       After the completion of the Merger, Westech had 12,537,218 shares of common stock issued and outstanding. Earnings (loss) per share information is based on pro forma calculations as if the Corporation had completed the transaction in 1996, reflecting the additional shares issued as part of the Merger. The historical share amounts prior to the merger date have been adjusted on a pro forma basis to reflect the merger transaction utilizing the same exchange ratio (2.4825 to one) effected by the merger.

       Effective January 1, 1998 the Corporation elected to be taxed as a C corporation under the provisions of the Internal Revenue Code. In prior years the Corporation had elected S corporation status for Federal Income Tax purposes. Accordingly, net income (loss) and earnings (loss) per share information for 1997 and 1996 are based on pro forma calculations as if the Corporation had been a C corporation for those years.

       Pro forma basic earnings (loss) per share of common stock are computed by dividing net earnings by the pro forma weighted average number of common shares outstanding.

       Pro forma diluted earnings (loss) per share reflects dilution from contingently issuable shares, which include options and warrants. Contingently issuable shares are not included in the pro forma weighted average number of shares when the inclusion would increase net income per share or decrease the loss per share.

       Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" is effective for financial statements with fiscal years and interim periods ending after December 15, 1997 with retroactive statement for prior periods. SFAS 128 provides for the calculation of Basic and Dilutive earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect potential dilutions of securities that could share in the earnings (loss) of the Corporation, such as stock options, warrants or convertible debentures.


                                                        PRO FORMA
                                         --------------------------------------
                                             1998          1997         1996
       BASIC EARNINGS (LOSS) PER
       SHARE

       Net income (loss)                  $  (397,322) $   316,035  $  (140,755)
       Shares                               9,435,429    8,416,728    5,189,072
       Basic earnings (loss) per share    $     (0.04) $      0.04  $     (0.03)

       DILUTED EARNINGS (LOSS) PER
       SHARE

       Net income (loss)                  $  (397,322) $   316,035  $  (140,755)
       Effect of dilutive securities:
        Warrants                                    0            0            0
        Options                                     0            0            0
       Diluted earnings (loss) per share  $     (0.04) $      0.04  $     (0.03)

       Options to purchase 100,000, 100,000 and 120,000 shares of common stock at December 31, 1998, 1997 and 1996 were not included in the computation of diluted earnings (loss) per share because the options' exercise price was greater than the estimated market value per share during the period. Warrants to purchase 112,500 shares of common stock as of December 31, 1998 were not included in the computation of diluted earnings (loss) per share because the warrants' exercise price was greater than the estimated market value per share of common stock for the period. In addition, Management does not consider these to be "nominal value" contingently issuable shares and therefore has not considered the amounts in disclosing pro forma earnings (loss) per share amounts.

                      TEJAS SECURITIES GROUP, INC.

                   Statements of Financial Condition

                                   (UNAUDITED)

                                                                     JUNE 30,          DECEMBER 31,
                         ASSETS                                        1999                1998
                                                                   ------------        ------------
Cash and cash equivalents                                          $    334,047             201,312
Receivable from clearing brokers, partially restricted               11,439,542           1,468,424
Securities owned                                                     11,545,748           1,539,424
Furniture and equipment, net                                            226,933             209,431
Deferred tax assets                                                        --               178,500
Other assets                                                            406,152             345,136
                                                                   ------------        ------------
           Total assets                                            $ 23,952,422           3,942,227
                                                                   ============        ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses and other liabilities           $  3,981,420             577,736
Subordinated debt                                                     1,000,000             500,000
Securities sold, not yet purchased                                    1,050,135                --
Payable to clearing organization                                     13,099,946           1,459,678
                                                                   ------------        ------------
           Total liabilities                                         19,131,501           2,537,414
                                                                   ------------        ------------

Stockholders' equity:
    Preferred stock, no par value, convertible
       1,000,000 shares authorized; none issued
       and outstanding                                                     --                  --
    Common stock, no par value
       10,000,000 shares authorized; 5,725,555 and
       4,679,152 shares issued and outstanding                        2,200,841           1,473,071
    Subscriptions receivable                                           (281,675)            (96,263)
    Retained earnings                                                 2,901,755              28,005
                                                                   ------------        ------------
           Total stockholders' equity                                 4,820,921           1,404,813
                                                                   ------------        ------------

Commitments and contingencies

           Total liabilities and stockholders' equity              $ 23,952,422           3,942,227
                                                                   ============        ============


See accompanying notes to financial statements.

                      TEJAS SECURITIES GROUP, INC.

                        Statements of Operations

                                   (UNAUDITED)


                                                                          SIX MONTHS ENDED
                                                                          ----------------
                                                                     JUNE 30,            JUNE 30,
                                                                       1999                1998
                                                                   ------------        ------------
Revenue:
    Commissions                                                    $ 15,465,352           3,281,799
    Underwriting and investment banking income                          165,766           1,653,460
    Net dealer inventory and investment income                        3,516,592            (306,494)
    Other income                                                         87,065                --
                                                                   ------------        ------------
          Total revenue                                              19,234,775           4,628,765
                                                                   ------------        ------------

Expenses:
    Commissions                                                       9,948,064           2,409,050
    Other employee compensation and benefits                          2,540,501             930,462
    General and administrative                                        2,007,036           1,280,603
                                                                   ------------        ------------
          Total expenses                                             14,495,601           4,620,115
                                                                   ------------        ------------

Income before income tax expense                                      4,739,174               8,650

Income tax expense:
    Federal:                                                          1,660,424              18,960
    State                                                               205,000               6,876
                                                                   ------------        ------------
                                                                      1,865,424              25,836
                                                                   ------------        ------------

          Net income (loss)                                        $  2,873,750             (17,186)
                                                                   ============        ============
Pro forma earnings (loss) per share (note 3):

    Basic earnings (loss) per share:
    Net income (loss)                                              $       0.27                --
                                                                   ============        ============

    Weighted average shares outstanding                              10,761,429           8,647,008
                                                                   ============        ============
    Diluted earnings (loss) per share:
    Net income (loss)                                              $       0.27                --
                                                                   ============        ============
    Weighted average shares outstanding                              10,761,429           8,647,008
                                                                   ============        ============


See accompanying notes to financial statements.

                          TEJAS SECURITIES GROUP, INC.

                       Statements of Stockholders' Equity

                For the Six Months Ended June 30, 1999 and 1998
                                  (Unaudited)

                                                         COMMON     SUBSCRIPTIONS   TREASURY      RETAINED
                                         SHARES          STOCK        RECEIVABLE     STOCK        EARNINGS         TOTAL
                                        ---------      ----------   -------------   --------      ---------      ---------
Balance at December 31, 1997            3,858,887      $  946,878      (100,000)     (47,805)       425,327      1,224,400

Stock issuances                           679,152         477,612            --           --             --        477,612

Treasury stock sales                      141,113          50,789            --       47,805             --         98,594

Net loss                                       --              --            --           --        (17,186)       (17,186)
                                        ---------      ----------      --------     --------      ---------      ---------

Balance at June 30, 1998                4,679,152      $1,475,279      (100,000)          --        408,141      1,783,420
                                        =========      ==========     =========     ========      =========      =========



Balance at December 31, 1998            4,679,152      $1,473,071       (96,263)          --         28,005      1,404,813

Stock issuances                         1,046,403         727,770      (704,883)          --             --         22,887

Treasury stock purchases                 (282,000)             --            --     (172,114)            --       (172,114)

Treasury Stock Sales                      282,000              --            --      172,114             --        172,114

Subscription collected                         --              --       519,471           --             --        519,471

Net loss                                       --              --            --           --      2,873,750      2,873,750
                                        ---------      ----------      --------     --------      ---------      ---------

Balance at June 30, 1999                5,725,555      $2,200,841      (281,675)          --      2,901,755      4,820,921
                                        =========      ==========      =========     ========     ========       =========

See accompanying notes to financial statements.

                      TEJAS SECURITIES GROUP, INC.

                        Statements of Cash Flows

                                   (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                           ----------------
                                                                     JUNE 30,            JUNE 30,
                                                                       1999                1998
                                                                   ------------        ------------
Cash flows from operating activities:
     Net income (loss)                                             $  2,873,750             (17,186)
     Adjustments to reconcile net income (loss) to net cash
        used by operating activities:
        Deferred tax benefit                                            178,500                --
        Depreciation expense                                             29,144              14,943
        Increase in receivable from clearing brokers                 (9,971,118)         (3,139,157)
        Decrease (increase) in other assets and receivables             (61,016)             13,341
        Increase in trading account securities                       (8,956,189)            (13,700)
        Increase in accounts payable, accrued
           expenses and other liabilities                             3,403,684           1,032,138
        Increase in payable to clearing organization                 11,640,268           1,746,459
                                                                   ------------        ------------
           Net cash used by operating activities                       (862,977)           (363,162)
                                                                   ------------        ------------

Cash flows from investing activities:
     Purchase of furniture and equipment                                (46,646)           (105,863)
                                                                   ------------        ------------
           Net cash used by investing activities                        (46,646)           (105,863)
                                                                   ------------        ------------

Cash flows from financing activities:
     Proceeds from issuance of notes payable
        and subordinated debt                                           500,000                --
     Purchase of treasury stock                                        (172,114)               --
     Sale of treasury stock                                             172,114              98,594
     Subscription collected                                             519,471                --
     Proceeds from stock issuances                                       22,887             477,612
                                                                   ------------        ------------
           Net cash provided by financing activities                  1,042,358             576,206
                                                                   ------------        ------------

           Net increase in cash and cash equivalents                    132,735             107,181

Cash and cash equivalents at beginning of period                        201,312             170,474
                                                                   ------------        ------------

Cash and cash equivalents at end of period                         $    334,047             277,655
                                                                   ============        ============

Supplemental disclosures:
     Interest paid                                                 $    239,983              23,764
     Taxes paid                                                    $    502,987              25,015


See accompanying notes to financial statements.

                          TEJAS SECURITIES GROUP, INC.

                    Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

(1)    GENERAL

       The accompanying unaudited financial statements of Tejas Securities Group, Inc. (the "Corporation") have been prepared in accordance with the instructions for interim financial statements in Article 10 of Regulation S-X and, therefore do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the interim financial statements include all adjustments (consisting only of normal recurring accruals) necessary to state fairly the information shown therein. The nature of the Corporation's business is such that the results of any interim period are not necessarily indicative of results of a full fiscal year.

(2)    ACQUISITION

       On August 27, 1999, pursuant to an Agreement and Plan of Merger, by and among the Corporation, Westech Capital Corp. ("Westech"), Tejas Securities Group Holding Company, a Texas corporation ("Tejas Holding) and Westech Merger Sub, Inc., a Delaware corporation ("Merger Sub"), the Corporation acquired Westech through a reverse merger (the "Merger") of Tejas Holding and Merger Sub. Upon the effectiveness of the Merger, Westech's board of directors resigned and John J. Gorman, Jay W. Van Ert and Joseph F. Moran were appointed as directors of Westech.

       Under the terms of the Agreement and Plan of Merger, the shareholders of Tejas Holding exchanged their shares for shares of Westech at a ratio of
       2.4825 to one. The former shareholders of Tejas Holding currently own 95.21% of the issued and outstanding common stock of Westech, $.001 par value per share.

 (3)   Pro Forma Earnings (Loss) Per Share

       After the completion of the Merger, Westech had 12,537,218 shares of common stock issued and outstanding. Earnings (loss) per share information is based on pro forma calculations as if the Corporation had completed the transaction in January 1998.



                                                                      PRO FORMA
                                                      JUNE 30, 1999                JUNE 30, 1998
                                                      -------------                -------------
       PRO FORMA EARNINGS (LOSS) PER SHARE

       Net income (loss)                                $ 2,873,750                  $  (17,186)
       Shares                                            10,761,429                   8,647,008
       Basic earnings (loss) per share                  $      0.27                  $     0.00

       DILUTED EARNINGS (loss) PER SHARE
       Net income (loss)                                $ 2,873,750                  $  (17,186)
       Effect of dilutive securities:
         Warrants                                                 0                           0
         Options                                                  0                           0
       Diluted earnings per share                       $      0.27                  $     0.00

       Options to purchase 100,000 shares of common stock at June 30, 1998 were not included in the computation of diluted earnings (loss) per share because the options' exercise price was greater than the estimated market value per share during the period. Warrants to purchase 112,500 and 225,000 shares of common stock as of June 30, 1998 and 1999, respectively were not included in the computation of diluted earnings (loss) per share because the warrants' exercise price was greater than the estimated market value per share of common stock for the respective periods. In addition, Management does not consider these to be "nominal value" contingently issuable shares and therefore has not considered the amounts in disclosing pro forma earnings (loss) per share amounts.

                          TEJAS SECURITIES GROUP, INC.

                    Notes to Unaudited Financial Statements

--------------------------------------------------------------------------------

(5)    LEASE COMMITMENTS

       In September 1999, Westech entered into a lease agreement for new office space for the Corporation's Austin, Texas office. The Corporation is the operating subsidiary of Westech and Tejas Holding, and depending on cash availability at Westech and Tejas Holding, may be required to provide funds for future lease payments. The future annual lease payments due under this operating lease as of December 31, 1999 are as follows, commencing on February 15, 2000:

             2000                                             $   364,040
             2001                                                 436,848
             2002                                                 436,848
             2003                                                 436,848
             2004                                                 436,848
             Thereafter                                           654,296
                                                              -----------
                                                              $ 2,765,728
                                                              ===========

 (6)   SUBORDINATED DEBT

       The Corporation issued an additional $500,000 in debt subordinated to claims of general creditors as of June 17, 1999. The subordinated debt is due November 1, 2001 and bears interest at 11.5 percent. Interest is paid monthly. As a condition of the loan agreement, the Corporation issued to the lender warrants to purchase 112,500 shares of common capital stock of the Corporation, exercisable at a price of $2.65 per share of common stock. The warrants expire on November 12, 2003. As of June 30, 1999, none of the warrants had been exercised.

       The subordinated borrowings are available in computing net capital under the SEC's uniform net capital rule. To the extent that such borrowings are required for the Corporation's continued compliance with minimum net capital requirements, they may not be repaid. It is the Corporation's intention not to renew the secured demand note collateralizing agreements due on November 1, 2001.

(7)    CONTINGENCIES AND COMMITMENTS

       In June 1999, Starlight Entertainment, Inc., submitted a claim in an arbitration proceeding for damages in the amount of $6,800,000 for the failed underwriting of a public offering of Starlight's common stock. The amount of Starlight's claim is based upon the gross receipts that were expected from the proposed public offering less the underwriting commission plus attorney's fees.

       The Corporation's counsel has reviewed the complaint and is preparing an answer with respect to the arbitration. The Corporation believes the complaint to be without merit.

       There are no other liabilities arising from claims or legal actions that management believes would have a significant adverse effect on the financial condition or results of operations of the Corporation.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 27, 1999, pursuant to an Agreement and Plan of Merger, by and among Westech Capital Corp. ("Westech"), Tejas Securities Group Holding Company ("Tejas Holding"), Tejas Securities Group, Inc. ("Tejas Securities") and Westech Merger Sub, Inc. ("Merger Sub"), Tejas Securities acquired Westech through a reverse merger of Tejas Holding and Merger Sub. Tejas Holding and Merger Sub were established solely for the purpose of affecting this transaction, and neither company had results of operations prior to August 27, 1999. As a result of this transaction, Tejas Holding became a wholly owned subsidiary of Westech. Tejas Holding is the holder of approximately 83% of the outstanding common stock issued by Tejas Securities. Tejas Holding has no other assets, liabilities or results of operations.

The accompanying unaudited Pro Forma Combined Statements of Financial Condition as of December 31, 1998 and June 30, 1999, and the Pro Forma Combined Statements of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 are based on the historical financial statements of Tejas Securities adjusted as if the reverse acquisition of Westech had occurred on January 1, 1998. The Pro Forma Combined Financial Statements do not reflect the activities of Tejas Holding as the company was established solely for this transaction, and has no other assets or operations.

As Tejas Securities is the operating entity, the reported assets, liabilities, revenues and expenses on the Pro Forma Combined Statements of Financial Condition and the Pro Forma Combined Statements of Operations are presented in a manner consistent with presentation for the brokerage industry. This Unaudited Pro Forma Combined Financial Information is not necessarily indicative of the operating results that would have been achieved had such transaction occurred at the beginning of the period. This information is based on the assumptions set forth in the notes to such statements and should be read in conjunction with the related financial statements and notes thereto of Tejas Securities included elsewhere in this document.

               PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 1998

                                   (UNAUDITED)

                                                               Tejas                             Acquisition          Pro Forma
                         ASSETS                             Securities(1)      Westech (2)      Adjustments(3)        Combined
                                                            -------------      -----------      --------------       -----------
Cash and cash equivalents                                    $   201,312             9,529              --           $   210,841
Receivable from clearing brokers, partially restricted         1,468,424              --                --             1,468,424
Securities owned                                               1,539,424              --                --             1,539,424
Furniture and equipment, net                                     209,431              --                --               209,431
Deferred tax assets                                              178,500              --               3,820 (5)         182,320
Other assets                                                     345,136              --                --               345,136
                                                             -----------       -----------       -----------         -----------
                                                             $ 3,942,227             9,529             3,820         $ 3,955,576
                                                             ===========       ===========       ===========         ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses and other liabilities     $   577,736             1,580              --           $   579,316
Subordinated debt                                                500,000              --                --               500,000
Payable to clearing organization                               1,459,678              --                --             1,459,678
                                                             -----------       -----------       -----------         -----------
        Total liabilities                                      2,537,414             1,580              --             2,538,994
                                                             -----------       -----------       -----------         -----------

Minority interests in consolidated subsidiaries                     --                --             240,917 (4)         240,917

Stockholders' equity:
    Preferred stock                                                 --                --                --   (6)            --
    Common stock                                               1,473,071               599        (1,461,133)(6)          12,537
    Capital in excess of par value                                  --               7,350         1,128,756 (6)       1,136,106
    Subscriptions receivable                                     (96,263)             --              96,263 (6)             --
    Retained earnings                                             28,005              --                (983)(6)          27,022
                                                             -----------       -----------       -----------         -----------
        Total stockholders' equity                             1,404,813             7,949          (237,097)          1,175,665
                                                             -----------       -----------       -----------         -----------
                                                             $ 3,942,227             9,529             3,820         $ 3,955,576
                                                             ===========       ===========       ===========         ===========

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                   (UNAUDITED)

                                                            Tejas                              Acquisition           Pro Forma
                                                          Securities        Westech(2)        Adjustments(3)          Combined
                                                         ------------      ------------       --------------        ------------
Revenue:
    Commissions                                          $  7,932,780              --                  --           $  7,932,780
    Underwriting and investment banking income              2,584,770              --                  --              2,584,770
    Net dealer inventory and investment income               (299,166)             --                  --               (299,166)
    Other income                                               23,530              --                  --                 23,530
                                                         ------------      ------------        ------------         ------------
        Total revenue                                      10,241,914              --                  --             10,241,914
                                                         ------------      ------------        ------------         ------------

Expenses:
    Commissions, employee compensation and benefits         5,921,426              --                  --              5,921,426
    Other employee compensation and benefits                2,085,937              --                  --              2,085,937
    General and administrative                              2,692,236            10,753                --              2,702,989
                                                         ------------      ------------        ------------         ------------
        Total expenses                                     10,699,599            10,753                --             10,710,352

Depreciation and amortization                                  38,110              --                  --                 38,110
                                                         ------------      ------------        ------------         ------------

        Operating income                                     (495,795)          (10,753)               --               (506,548)

Interest expense                                               65,427              --                  --                 65,427
                                                         ------------      ------------        ------------         ------------

        Loss before income taxes and minority interest       (561,222)          (10,753)               --               (571,975)

Income taxes                                                 (163,900)              680              (3,820)(5)         (167,040)
Minority interest in loss                                        --                --               (68,141)(4)          (68,141)
                                                         ------------      ------------        ------------         ------------
        Net loss                                         $   (397,322)          (11,433)             71,961         $   (336,794)
                                                         ============      ============        ============         ============
Basic earnings per share:
    Net loss                                                                                                        $      (0.03)
                                                                                                                    ============
    Weighted average shares outstanding                                                                               12,537,218
                                                                                                                    ============
Diluted earnings per share:
    Net loss                                                                                                        $      (0.03)
                                                                                                                    ============
    Weighted average shares outstanding                                                                               12,537,218
                                                                                                                    ============

               PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION

                                  JUNE 30, 1999

                                   (UNAUDITED)

                                                               Tejas                             Acquisition           Pro Forma
                        ASSETS                               Securities        Westech(2)       Adjustments(3)         Combined
                                                            ------------      ------------     ----------------      ------------
Cash and cash equivalents                                   $    334,047             6,498               --          $    340,545
Receivable from clearing brokers, partially restricted        11,439,542              --                 --            11,439,542
Securities owned                                              11,545,748              --                 --            11,545,748
Furniture and equipment, net                                     226,933              --                 --               226,933
Other assets                                                     406,152              --                 --               406,152
                                                            ------------      ------------       ------------        ------------
                                                            $ 23,952,422             6,498               --          $ 23,958,920
                                                            ============      ============       ============        ============

        LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses and other liabilities    $  2,782,845             3,382               --          $  2,786,227
Securities sold, not yet purchased                             1,050,135              --                 --             1,050,135
Payable to clearing organization                              13,099,946              --                 --            13,099,946
Subordinated debt                                              1,000,000              --                 --             1,000,000
Deferred tax liability                                         1,198,575              --               (1,896)(5)       1,196,679
                                                            ------------      ------------       ------------        ------------
        Total liabilities                                     19,131,501             3,382             (1,896)         19,132,987
                                                            ------------      ------------       ------------        ------------

Minority interests in consolidated subsidiaries                     --                --              826,760 (4)         826,760

Stockholders' equity:
    Preferred stock, no par value, convertible                      --                --                 --   (6)            --
    Common stock                                               2,200,841               599         (2,188,903)(6)          12,537
    Capital in excess of par value                                  --               2,517          1,581,102 (6)       1,583,619
    Subscriptions receivable                                    (281,675)             --              281,675 (6)            --
    Retained earnings                                          2,901,755              --             (498,738)(6)       2,403,017
                                                            ------------      ------------       ------------        ------------
        Total stockholders' equity                             4,820,921             3,116           (824,864)          3,999,173
                                                            ------------      ------------       ------------        ------------

                                                            $ 23,952,422             6,498               --          $ 23,958,920
                                                            ============      ============       ============        ============

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                   (UNAUDITED)

                                                          Tejas                              Acquisition           Pro Forma
                                                        Securities          Westech(2)      Adjustments(3)          Combined
                                                        -----------        -----------      --------------         -----------
Revenue:
    Commissions                                         $15,465,352               --                --             $15,465,352
    Underwriting and investment banking income              165,766               --                --                 165,766
    Net dealer inventory and investment income            3,516,592               --                --               3,516,592
    Other income                                             87,065               --                --                  87,065
                                                        -----------        -----------       -----------           -----------
        Total revenue                                    19,234,775               --                --              19,234,775
                                                        -----------        -----------       -----------           -----------

Expenses:
    Commissions                                           9,948,064               --                --               9,948,064
    Other employee compensation and benefits              2,540,501               --                --               2,540,501
    General and administrative                            1,737,909              4,833              --               1,742,742
                                                        -----------        -----------       -----------           -----------
        Total expenses                                   14,226,474              4,833              --              14,231,307

Depreciation and amortization                                29,144               --                --                  29,144
                                                        -----------        -----------       -----------           -----------

        Operating income                                  4,979,157             (4,833)             --               4,974,324

Interest expense                                            239,983               --                --                 239,983
                                                        -----------        -----------       -----------           -----------
        Income (loss) before income taxes and
            minority interest                             4,739,174             (4,833)             --               4,734,341

Income taxes                                              1,865,424               --              (1,896)(5)         1,863,528
Minority interest in income                                    --                 --             492,851 (4)           492,851
                                                        -----------        -----------       -----------           -----------

        Net income (loss)                               $ 2,873,750             (4,833)         (490,955)          $ 2,377,962
                                                        ===========        ===========       ===========           ===========
Basic earnings per share:
    Net income                                                                                                     $      0.19
                                                                                                                   ===========

    Weighted average shares outstanding                                                                             12,537,218
                                                                                                                   ===========

Diluted earnings per share:
    Net income                                                                                                     $      0.19
                                                                                                                   ===========

    Weighted average shares outstanding                                                                             12,537,218
                                                                                                                   ===========

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) Balances were obtained from the 1998 audited financial statements of Tejas Securities.

(2) Includes the account balances and results of Westech's operations beginning January 1, 1998 prior to the Company's acquisition.

(3) Includes pro forma adjustments relating to the acquisition of Westech, including provisions for income taxes on the consolidated entity, restatement of Westech's equity and adjustments to record the minority interest in Tejas Securities.

(4) To reflect the minority interest in Tejas Securities resulting from the merger transaction, which approximates 17% of the outstanding common stock of Tejas Securities. Of the 5,803,888 shares of common stock issued and outstanding for Tejas Securities, 995,333 non accredited stockholders' shares were not exchanged for shares of Tejas Holding. These remaining 995,333 shares represent the minority interest in Tejas Securities. See note 6 below.

(5) To record the adjustment for the provision for income taxes on the combined entity. The pro forma adjustment is based on the income
       (loss) before income taxes and minority interest, and the effective tax rate in effect for the period.

(6) The pro forma acquisition adjustments reflect the exchange of 4,808,555 shares representing 83% of Tejas Securities common stock for Tejas Holding common stock on a one-for-one basis. Concurrently, shareholders of Tejas Holding exchanged their 4,808,555 shares of common stock for 11,937,237 shares of Westech common stock with a par value of $.001 per share. As a result of this transaction, Westech's shareholders' pro forma equity would be comprised of the following:

         December 31, 1998:
         Common stock                                                $    12,537
         Capital in excess of par value                                1,136,106
         Retained earnings                                                27,022

         June 30, 1999:
         Common stock                                                $    12,537
         Capital in excess of par value                                1,583,619
         Retained earnings                                             2,403,017

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Westech Capital Corp.


Date:    November 8, 1999             By: /s/ JOHN J. GORMAN
                                          --------------------------------------
                                          John J. Gorman
                                          Chief Executive Officer